Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

COMMON STOCK PURCHASE WARRANT

BEAM GLOBAL

Issue Date: 03/22/23

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, 58 Concourse Partners LLC (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time before the fifth (5th) anniversary of the Issue Date (the “Exercise Period”), but not thereafter, to subscribe for and purchase from Beam Global, a Nevada corporation (the “Company”), up to the number of fully paid and nonassessable shares of common stock of the Company (“Common Stock”) equal to 200,000. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b). For purpose of this Warrant, the following terms shall have the meanings set forth below:

“Warrant Shares” shall mean the shares of Common Stock issuable hereunder and other securities at any time receivable or issuable upon exercise of this Warrant.

Section 1. Exercise.

a) Method of Exercise. During the Exercise Period, Holder may exercise this Warrant in whole and purchase up to the number of Warrant Shares by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Holder shall also deliver to the Company a check or wire transfer to an account designated by the Company. The Holder or any permitted assignee shall be the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant Shares immediately prior to the close of business on the date upon which the Notice of Exercise is delivered to the Company.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $17.00, subject to adjustment hereunder (the “Exercise Price”).

c) Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

e) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Appendix 2 duly executed by the Holder.

Section 2. Certain Adjustments.

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a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Notice to Holder. Whenever the Exercise Price is adjusted pursuant to this Section 2, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 3. Transfer of Warrant.

a) Transferability. Subject to compliance with applicable federal and state securities laws by the transferor and the transferee, Holder may transfer all or part of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the name and address of the transferee and Holder will surrender this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder.

(i) Acquisition of Warrant for Own Account. The Holder represents and warrants that the Holder is acquiring the Warrant solely for the Holder’s own account for investment and not with a view to or for sale or distribution of this Warrant or any part thereof. The Holder also represents and warrants that the entire legal and beneficial interests of the Warrant and Warrant Shares that Holder is acquiring are being acquired for, and will be held for, the Holder’s own account only.

(ii) Securities Are Not Registered. The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Holder realizes that the basis for the exemption may not be present if, notwithstanding the Holder’s representations, the Holder has a present intention of acquiring such securities for the purpose of engaging in a distribution thereof. The Holder has no such present intention. The Holder recognizes that the Warrant and the Warrant Shares must be held until such time as they are registered under the Securities Act or an exemption from such registration is available.

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(iii) Restricted Securities; Rule 144. The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and may not be satisfied in the foreseeable future, and that Rule 144(b) may permit sale of Warrant Shares in additional circumstances if the required holding periods have been satisfied.

(iv) Disposition of Warrant and Warrant Shares. The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until:

1. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement;

2. The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Warrant or Warrant Shares under the Securities Act or any applicable state securities laws; or

3. The Company shall have received a letter secured by the Holder from the staff of the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition.

The Holder understands and agrees that all certificates evidencing Warrant Shares issued to the Holder shall bear the appropriate securities legend.

Section 5. Miscellaneous.

a) All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile, confirmation confirmed) be, in writing by the Company or such Holder from time to time.

b) Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

c) Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

d) Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

e) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its principles regarding conflicts of law.

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The Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BEAM GLOBAL

By: /s/ Desmond Wheatley

Name: Desmond Wheatley

Title: Chief Executive Officer

[Signature Page to Common Stock Purchase Warrant]

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase ____________ shares of the Common Stock of Beam Global pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

2. Please issue a certificate or certificates representing the shares in the name specified below:

___________________________________

Holders Name

___________________________________

___________________________________

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 3(e) of the Warrant as the date hereof.

HOLDER:

_________________________________

By:______________________________

Name: ____________________________

Title: _____________________________

(Date): ____________________________

APPENDIX 2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________

(Please Print)

Address:	____________________________________

(Please Print)

Dated: ______________, ____

Holder’s Signature: _____________________

Holder’s Address: ______________________